UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): December 7, 2005
                                                           -----------------





                             C&D Technologies, Inc.
                        --------------------------------
             (Exact name of registrant as specified in its charter)



Delaware                               1-9389                       13-3314599
----------------              ------------------------            --------------
(State or other               (Commission file number)            (IRS employer
jurisdiction of                                                   identification
incorporation)                                                    no.)


       1400 Union Meeting Road,
       Blue Bell, Pennsylvania                                        19422
---------------------------------------                             ----------
(Address of principal executive offices)                            (Zip code)


       Registrant's telephone number, including area code: (215) 619-2700
                                                           --------------


                                       N/A
                    ----------------------------------------
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01         Entry into Material Definitive Agreements.
---------         ------------------------------------------

     See "Item 2.03 - Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant" for a description of (i) the Loan and Security Agreement dated as of December 7, 2005 (the "Line of Credit Agreement") by and among Wachovia Bank, N.A., as agent on behalf of the working capital lenders, the working capital lenders parties thereto from time to time, C&D Technologies, Inc. (the "Company"), C&D Technologies (Datel), Inc. and C&D Technologies (CPS) LLC (collectively, the "Borrowers") and Datel Holding Corporation, C&D Charter Holdings, Inc., C&D Dynamo Corp., Dynamo Acquisition Corp. and C&D International Investment Holdings Inc. (collectively, the "Guarantors") and related agreements (the "Line of Credit Facility"), and (ii) the Loan and Security Agreement dated as of December 7, 2005 (the "Term Loan Agreement") by and among Ableco Finance LLC, as agent on behalf of the term loan lenders, the term loan lenders party thereto from time to time, the Borrowers and the Guarantors and related agreements (the "Term Loan Facility").

Item 1.02         Termination of a Material Definitive Agreement.
---------         ----------------------------------------------

     In connection with the new credit facilities described in Item 2.03, on December 7, 2005, the Company retired and terminated its existing bank lines of credit evidenced by the Amended and Restated Credit Agreement dated as of June 30, 2004, as amended, by and among the Company and C&D International Investment Holdings Inc., as co-borrowers, certain of the Company's material domestic subsidiaries, as guarantors, the lenders identified therein, and the Bank of America, N.A. , as administrative agent.

Item 2.03         Creation of a Direct Financial Obligation or an Obligation
---------         Under an Off-Balance Sheet Arrangement of a Registrant.
                  ----------------------------------------------------------

     On December 7, 2005, the Company completed the refinancing of its debt with the closing of $125 million principal amount new credit facilities, consisting of (i) a $75 million principal amount Line of Credit Facility and (ii) a $50 million Term Loan Facility. The Company had previously issued $75 million of the Company's 5.25% Convertible Senior Notes Due 2025 in a private placement on November 21, 2005, which was previously reported on a Form 8-K report filed on November 29, 2005.

     The Line of Credit Facility consists of a five-year senior revolving line of credit. The availability under the Line of Credit Facility is determined by a borrowing base, is secured by a first lien on certain assets and initially bears interest at LIBOR plus 1.75%. Approximately $15 million of the Line of Credit Facility was funded at the closing on December 7, 2005. As provided under the Line of Credit Agreement, excess borrowing capacity will be available for future working capital needs.

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


     The Term Loan Facility consists of a $50 million term note due 2011, which is secured by a second lien on certain assets, bears interest at LIBOR plus 6.75% and was fully funded at the closing on December 7, 2005.

     All borrowings and other obligations under the Line of Credit Facility are secured by a first priority lien on all of the Company's personal property and that of its domestic subsidiaries, along with certain of its real estate. All borrowings and other obligations under the Term Loan Facility are secured by a second priority lien on all of the same assets. Each of the facilities requires the Company to maintain a minimum fixed charge coverage ratio of 1.1:1.0 on a consolidated basis for the preceding consecutive 12-month period that becomes applicable only if the availability under the Line of Credit Facility falls below $15 million. The Term Loan Facility also has a leverage ratio covenant, which must be no more than 3.5:1.0 on a consolidated basis as of the last day of any calendar month until October 31, 2006 and no more than 3.0:1.0 on a consolidated basis as of the last day of any calendar month thereafter. The Line of Credit Agreement and the Term Loan Agreement contain other customary affirmative and negative covenants including, but not limited to, limitations upon the Company's ability to:

     o    merge, consolidate or dispose of assets;

     o    incur liens, indebtedness and certain contingent obligations;

     o    make loans and investments;

     o    engage in certain transactions with affiliates; and

     o    pay dividends and other distributions.

     The Credit Agreement contains events of default customary for facilities of this type, including, without limitation:

     o    nonpayment of principal, interest, fees or other amounts when due;

     o    material breach of any representations or warranties;

     o    breach of any affirmative or negative covenants;

     o default in respect of any indebtedness of any Borrower or Guarantor in an amount in excess of $300,000 or default under any material contract of any Borrower or Guarantor;

     o    change of control;

     o bankruptcy, insolvency or similar events involving any Borrower or Guarantor;

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

     o certain adverse events under our ERISA plans or those of our subsidiaries; and

     o entry of a judgment against any Borrower or Guarantor in excess of $500,000 in any one case or $1,000,000 in the aggregate.

     The description of the provisions of the Line of Credit Agreement and the Term Loan Agreement is qualified in its entirety by reference to the full and complete terms set forth in those agreements, copies of which will be filed as exhibits to a future filing with the Securities and Exchange Commission.

Item 7.01         Regulation FD Disclosure.
---------         -------------------------

     On December 7, 2005, the Company issued a press release announcing that it has closed its new credit facilities. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K current report.

Item 9.01         Financial Statements and Exhibits.
---------         ----------------------------------

       Exhibit No.         Exhibit Description
       -----------         -------------------

        99.1               Press release dated December 7, 2005 (filed herewith)



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


                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              C&D TECHNOLOGIES, INC.


                                   By: /s/ Stephen E. Markert, Jr.
                                       ----------------------------------------
                                       Stephen E. Markert, Jr. - Vice President,
                                       Finance and Chief Financial Officer



Date:  December 13, 2005





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



                                  EXHIBIT INDEX
                                  -------------


         Exhibit No.                        Exhibit Description
         -----------                        -------------------

            99.1                            Press release dated December 7, 2005



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